World Funds Trust 485BPOS

 Exhibit 99.(j)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the World Funds Trust and to the use of our report dated February 28, 2022 on the financial statements and financial highlights of Rule One Fund. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania April 29, 2022